April 8, 1998



To the Parties Listed on
  Schedule I hereto

         Re:      Consumer Portfolio Services, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation ("CPS"), in connection with the above-referenced Registration Statement dated April 8, 1998 (together with the exhibits and any amendments thereto, the "Registration Statement"), to be filed by CPS with the Securities and Exchange Commission in connection with the registration of the Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

         As described in the Registration Statement, the Certificates of each series will be issued by a trust (the "Trust") to be formed by the Seller pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") by and among the Seller, as seller, CPS, as servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and standby servicer. The Certificates issued by the Trust will include one or more classes of certificates.

         We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, including the form of Pooling and Servicing Agreement included as an exhibit to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The Parties Listed on
Schedule I hereto
April 8, 1998
Page 2



         On the basis of the foregoing, it is our opinion that the Certificates, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Certificates have been duly approved by the Board of Directors of the Seller, (iii) the Pooling and Servicing Agreement relating thereto has been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Certificates have been duly issued by the applicable Trust and authenticated by the applicable Trustee all in accordance with the terms and conditions of the Pooling and Servicing Agreement and sold by the Seller in the manner described in the Registration Statement, such Certificates will have been duly authorized by all necessary action of the Trustee on behalf of the Trust and will have been legally issued, fully paid and non-assessable and will be enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the determination pursuant to 12 USC ss. 1821(e) of any liability for the disaffirmance or repudiation of any contract) or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer of sale of the Securities.

         We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States.

The Parties Listed on
Schedule I hereto
April 8, 1998
Page 3



         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Prospectus under the caption "Legal Opinions".


                                          Sincerely,



                                          /s/ Mayer, Brown & Platt

                                                           Schedule I



Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618

CPS Receivables Corp.
2 Ada
Irvine, California 92618